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                                                                  Exhibit 23.2


                   Independent Accountants' Report and Consent
                   -------------------------------------------

The Board of Directors
PNY Technologies, Inc.:

The audit referred to in our report dated May 16, 2003, except for the third paragraph of Note 6 - Long-term Debt and Capital Leases, as to which the date is August 6, 2003, included the related financial statement schedule as of December 31, 2002, and for the year then ended, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                  /s/ KPMG LLP

Short Hills, New Jersey
February 4, 2004